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                                                                      Exhibit 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our report dated May 22, 2001 on our review of interim financial information of Too, Inc. and subsidiaries (the "Company") as of and for the thirteen-week period ended May 5, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's registration statements on Form S-8, Registration Nos. 333-89529, 333-89533, 333-93717 and 333-93715.

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio
June 14, 2001